UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 14, 2014

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1332 Londontown Blvd., Sykesville, MD 21784
(Address of principal executive offices and zip code)

(410) 970-7800
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation or the registrant under any of the following provisions (see General Instructions A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4 (c))

Form 8-K

Item 1.01	Entry into a Material Definitive Agreement

On November 17, 2014, GSE Systems, Inc., a Delaware corporation (the "Company"), announced that its operating subsidiary, GSE Power Systems, Inc., ("GSE Power") entered into a Membership Interests Purchase Agreement, dated as of November 14, 2014 (the "Purchase Agreement") with the sellers (the "Sellers") of Hyperspring, LLC, an Alabama Limited Liability Company ("Hyperspring") to acquire all of the membership interests and the business of Hyperspring.  A copy of the Purchase Agreement is attached as Exhibit 2.1 to this Form 8-K.

The closing of this transaction occurred on November 14, 2014.  Pursuant to the Purchase Agreement, GSE Power paid the Sellers $3 million, in cash, at closing(subject to adjustment based on a subsequent determination of the actual working capital of Hyperspring at closing).  In addition, GSE Power may be required, pursuant to the terms of the Purchase Agreement, to pay the Sellers up to an additional $8.4 million if Hyperspring attains certain EBITDA (earnings before interest, taxes, depreciation and amortization) targets for the three-year period ending November 13, 2017.  In the Purchase Agreement, Hyperspring provided customary representations and warranties regarding its financial statements, operations, assets and liabilities and employment related matters, among other things.  The Sellers are required to indemnify GSE against breaches of their representations, warranties and covenants or for any tax claims or claims of certain identified creditors, up to 25% of the purchase price for most representations and warranties, but up to the full purchase price for certain fundamental representations and warranties.  The Purchase Agreement also provides that the Sellers will not compete with Hyperspring business for a period of five years following the closing, provided that if a Seller is fired, the non-compete is modified during the 4th and 5th years of the non-compete to allow that Seller to work for former clients of the Hyperspring. GSE entered into employment agreements with three of the four Sellers in order to retain their services with Hyperspring following the acquisition.

In connection with the Hyperspring acquisition, GSE Power also invested $250,000 in IntelliQlik, LLC, a Delaware Limited Liability Company ("IntelliQlik") in exchange for a 50% interest in IntelliQlik pursuant to the terms of the Operating Agreement, dated as of November 14, 2014, between GSE Power and Dale Jennings, one of the former owners of Hyperspring.  GSE Power is obligated to contribute an additional $250,000 to IntelliQlik upon the attainment by IntelliQlik of certain milestones on or before September 15, 2015.  A copy of the Operating Agreement is attached as Exhibit 2.2 to this Form 8-K.

Item 2.02	Results of Operations and Financial Condition

On November 17, 2014, the Company announced the financial results for the three and nine months ended September 30, 2014.  The earnings release is attached hereto as Exhibit 99.1 to this Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 30, 2014, Orrie Lee Tawes III resigned as a Director of the Company.

Mr. Jerry Jen, President of the Company, will be retiring when his current employment agreement ends on December 31, 2014.  His responsibilities will be handled by James A. Eberle, the Chief Executive Officer of the Company.

On August 28, 2014, Steven L. Freel, who had previously assumed the role of Chief Operating Officer, returned to his position as Chief Technology Officer of the Company.  James A. Eberle, Chief Executive Officer of the Company, assumed Mr. Freel's responsibilities as Chief Operating Officer.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

The financial statements and additional information required pursuant to Item 9.01(a) of Form 8-K will be filed by amendment to this report on Form 8-K within 71 calendar days after the date on which this report on Form 8-K must be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required pursuant to Item 9.01(b) of Form 8-K will be filed by amendment to this report on Form 8-K within 71 calendar days after the date on which this report on Form 8-K must be filed.

(d)	Exhibits

2.1	Membership Interests Purchase Agreement, dated as of November 14, 2014

2.2	Operating Agreement, dated as of November 14, 2014

99.1	Press release of GSE announcing its results for the three and nine month period ended September 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

Date: November 17, 2014	/s/ Jeffery G. Hough
Jeffery G. Hough
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No. Description

2.1	Membership Interests Purchase Agreement, dated as of November 14, 2014

2.2	Operating Agreement, dated as of November 14, 2014

99.1	Press release of GSE announcing its results for the three and nine month period ended September 30, 2014